AMENDMENT NO. 1 TO

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Amendment No. 1 to Warrant to Purchase Shares of Common Stock (this “Amendment”) dated as of October ____, 2016 is between _______________ (“Holder”), and ARRHYTHMIA RESEARCH TECHNOLOGY, INC., a Delaware corporation (the “Company”).

WHEREAS, Holder is the holder of a Warrant to Purchase Shares of Common Stock No. ____, dated December 19, 2013 (the “Warrant”), which entitles Holder to subscribe for and purchase 10,000 shares of the Company’s shares of the Company’s common stock, $.01 par value, at a price of $3.51 per share through December 18, 2016;

WHEREAS, Holder received the Warrant upon making a loan to the Company;

WHEREAS, Holder has extended the terms of repayment of the loan and has agreed to other changes pursuant to an Amended and Restated Subordinated Promissory Note;

WHEREAS, in further consideration of the extension the loan repayment term and other changes, Holder and the Company desire to amend the Warrant;

NOW, THEREFORE, the parties hereto each in consideration of the acts and promises of the other and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.The date upon which the Warrant shall expire shall be changed from December 18, 2016 to December 31, 2018.  Specifically, the date “December 18, 2016” in Section 8(a) of the Warrant is hereby replaced with the date “December 31, 2018.”

2.Except as herein expressly modified, all other provisions of the Warrant shall remain unchanged, are in full force and effect, and are hereby ratified and confirmed.

3.This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 of Warrant to Purchase Shares of Common Stock as an instrument under seal as of the date first set forth above.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:_______________________________________

Name:  Salvatore Emma, Jr.

Title:  President & Chief Executive Officer

HOLDER:

_________________________________

By:_______________________________________